UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 6, 2015
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 10, 2015, Blue Nile, Inc. (“Blue Nile” or "the Company") issued a press release announcing financial results for the fourth quarter ended January 4, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.
The information in this Item 2.02 in this Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly set forth by specific reference in such filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Cash Bonus Plan for Fiscal Year 2015

On February 6, 2015, the Company's Compensation Committee of the Board of Directors (the "Committee") approved the Executive Cash Bonus Plan for Fiscal Year 2015 (the “2015 Plan”). The 2015 Plan operates under, and is subject to the terms of, the Company’s 2013 Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 21, 2013. The 2015 Plan is intended to increase stockholder value and the success of the Company by motivating 2015 Plan participants to achieve the Company’s objectives through the payment of awards when those objectives are achieved.

Performance Period. The Performance Period for the 2015 Plan is the Company’s 2015 fiscal year, which is January 5, 2015 through January 3, 2016.

Eligibility. Each of the Company's executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2015 Plan, subject to their continued employment through the end of the Performance Period. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2015 Plan.

Determination of Award. Pursuant to the 2015 Plan (the "Target Award"), each participant is eligible to earn an incentive bonus calculated as a percentage of the participant’s actual base salary. The Target Award is calculated by multiplying the participant’s base salary earned during the fiscal year by a Committee approved target bonus percentage. The 2015 Plan requires that the Company achieve an initial minimum level of adjusted EBITDA on the terms set forth in the 2015 Plan (the "Section 162(m) Performance Goal"). If the Section 162(m) Performance Goal is not achieved, no payments shall be earned under the 2015 Plan. If Section 162(m) Performance Goal is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant’s annual Target Award, up to a maximum of $3 million (the “Maximum Award”).

Determination of Actual Award - Payout Formula:

On the Payout Determination Date (the date upon which the Committee determines the amounts payable under the 2015 Plan with respect to any previously completed Performance Period), the Committee will determine whether the Company has achieved the Section 162(m) Performance Goal. If the Company has achieved the Section 162(m) Performance Goal, each Participant will be credited with a Maximum Award. The Committee will then exercise negative discretion in respect of the Maximum Award in order to determine the actual award earned by that executive for the Performance Period (the “Actual Award”), with such negative discretion based on: (i) achievement against revenue goals selected by the Committee, as reflected by the calculation of the Revenue Result (described below), (ii) achievement against additional adjusted EBITDA goals selected by the Committee, as reflected by the calculation of the adjusted EBITDA Result (as described below), (iii) achievement against any individual performance goals selected by the Committee, as reflected by the calculation of the Individual Result (described below), and (iii) any other factors selected by the Committee in its sole discretion.

Specifically, the Actual Award is determined as follows:

1.	The product of (i) the Revenue Result, (ii) 40%, and (iii) the Target Award is the “Financial Award.”
2.	The product of (i) the EBITDA Result, (ii), 40%, and (iii) the Target Award is the “EBITDA Award.”
3.	The product of (i) the Individual Result, (ii), 20%, and (iii) the Target Award is the “Individual Award.”
4.
The sum of the (i) Financial Award, (ii) EBITDA Award, and (iii) Individual Award, and subject to any other factors selected by the Committee in its sole discretion, is the Actual Award, and the Maximum Award is reduced by the difference between the Actual Award and the Maximum Award.

To determine the “Revenue Result,” EBITDA Result, and “Individual Result” the Compensation will determine a percentage, between 0% and 200%, based on the achievement during the Performance Period of the goals selected by the Committee for the Performance Period.

The foregoing description of the 2015 Plan is a summary of the material terms of the 2015 Plan, does not purport to be complete, and is qualified in its entirety by reference to the entire Executive Cash Bonus Plan for Fiscal Year 2015. A copy of the Executive Cash Bonus Plan for Fiscal Year 2015 is attached to this Current Report on Form 8-K as Exhibit 10.1.

Executive Compensation

On February 6, 2015, the Committee reviewed the compensation of Mr. Kanter, Blue Nile’s chairman, chief executive officer, and president, and Mr. Binder, Blue Nile’s executive vice president, chief administrative officer and chief financial officer. In connection with its review, the Committee approved the following severance benefits for Mr. Kanter. If prior to a Change of Control (as defined in the Company’s 2015 Change of Control Severance Plan), Mr. Kanter is terminated without “Cause,” he will be eligible to receive severance benefits equal to: (a) a lump sum cash payment equal to 200% of his then-current annual base salary; (b) a lump sum cash payment equal to a pro-rata portion of his then current bonus target based solely on the achievement of the "Section 162(m) Performance Goal" (as defined under the 2015 Plan) or any similar goal for such fiscal year in which his separation occurs and pro-rated based on the the number of months Mr. Kanter was employed during such fiscal year, and (c) monthly cash payments equal to the applicable COBRA premiums for Mr. Kanter and his eligible dependents for up to 18 months. For purposes of Mr. Kanter’s severance benefits termination for “Cause” shall mean any of the following:  (i) his conviction of, or guilty plea or plea of nolo contendere to, to a felony under the laws of the United States or of any state, or a crime involving moral turpitude or dishonesty (including, but not limited to, fraud, theft, or embezzlement); (ii) his participation in any fraud or act of dishonesty against Blue Nile; (iii) his willful misconduct, or his material breach of any agreement between Mr. Kanter and Blue Nile (including, but not limited to, his offer letter or the Nondisclosure, Proprietary Information, Inventions, Nonsolicitation and Noncompetition Agreement); (iv) conduct that Blue Nile determines, in good faith, demonstrates unfitness for the job; (v) his engagement in any activity that constitutes a material conflict of interest with Blue Nile; or (vi) his significant failure to perform his duties, gross neglect of his duties, or refusal to comply with any lawful directive of the Board of Directors, which conduct, if capable of cure or remedy, is not cured or remedied within 30 days following Mr. Kanter’s receipt of written notice from the Board of Directors.

The foregoing description of the CEO Severance Benefits is a summary of the material terms of such benefits, does not purport to be complete, and is qualified in its entirety by reference to the CEO Severance Benefits document that is attached to this Current Report on Form 8-K as Exhibit 10.2.

No material adjustments were made to Mr. Kanter’s annual base salary or bonus target as a percentage of base salary. Mr. Binder’s base salary was increased from $310,000 to $375,000 and his bonus target remains at 50% of his adjusted base salary. The Committee also decided to award special retention equity grants in the form of restricted stock units to each of Mr. Kanter and Mr. Binder for a Fair Market Value (as defined under the Plan) as of February 15, 2015, which is the grant date, of $2,500,000 and $1,500,000, respectively (the “Retention Grants”). The Retention Grants will be granted during an open window and will vest over five (5) years, with the shares underlying the grants vesting in equal quarterly installments over five years. The Retention Grants are in addition to a grant of restricted stock units to each of Mr. Kanter and Mr. Binder equal to a Fair Market Value as of February 15, 2015, which is the grant date, of $900,000 and $292,355, respectively (the “Annual Grants”). The Annual Grants and the Retention Grants will be granted under the Plan and the Annual Grants and the Retention Grants (other than the vesting schedule set forth above) will be granted on the same terms and conditions as previously disclosed in Blue Nile’s filings with the Securities and Exchange Commission.

The foregoing is only a brief description of the material terms of the restricted stock units, does not purport to be complete and is qualified in its entirety by reference to the Plan and award agreements previously filed with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Executive Cash Bonus Plan for Fiscal Year 2015
10.2	CEO Severance Benefits
99.1	Press release dated February 10, 2015, issued by Blue Nile, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

Dated: February 10, 2015	By:	/s/ David Binder
David Binder
Chief Financial Officer
(Principal Financial Officer)